EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated November 30, 2007, accompanying the financial statements of Clarity Communication Systems, Inc. for the year ended December 31, 2006 on Form 8-K filed on January 9, 2008, which are incorporated by reference in this Registration Statement and prospectus. We consent to the incorporation by reference in this Registration Statement and related prospectus of the aforementioned reports and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Chicago, IL
February 1, 2008